EXHIBIT 4.1


     THE SECURITIES REPRESENTED BY THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY
     ACCEPTABLE TO THE MAKER THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

                                UBARTER.COM INC.

                           CONVERTIBLE PROMISSORY NOTE

     I. Principal. FOR VALUE RECEIVED, the undersigned, Ubarter.Com Inc., a Nevada corporation (the "Maker") with a principal place of business at 21400 International Boulevard, Suite 207, Seattle, WA 98198, hereby unconditionally promises to pay to Alpine Capital Group, LLC, a New York limited liability company (the "Payee") with a principal place of business at 152 East 65th Street, Suite 400, New York, NY 10021, the aggregate principal sum of One Million and 00/100 (US $1,000,000.00) Dollars.

     II. Interest. This Note will accrue interest at the rate of five and one-half (5.5%) percent per annum. Notwithstanding any other provisions of this Note, interest fees and other charges payable by reason of the indebtedness evidenced hereby will not exceed the maximum, if any, limited by any governing law.

     III. Time of Payment. Payment of the unpaid principal amount and interest of this Note shall be due and payable on September 1, 2002.

     IV. Place of Payment. The principal of this Note shall be payable at such bank account as may be designated by the Payee by written notice to the Maker.

     V. Payment Without Setoff. The principal of this Note shall be paid without setoff or counterclaim and free and clear of and exempt from, and without deduction for or on account of, any present or future taxes, levies, imposts, duties, deductions, withholdings or other charges of whatsoever nature imposed, levied, collected, withheld or assessed by any government or any political subdivision or taxing authority thereof. In the event that, subject to the provisions of the preceding sentence, any payments made under this Note on account of principal shall not be made free and clear and exempt from and without deduction for, or on account of, any such taxes, then in any such event the Maker shall pay such additional amounts as may be necessary in order that each net payment made hereunder, after payment or deduction or withholding for, or on account of, any such taxes will not be less than the amount otherwise provided in this Note to be then due and payable.





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


     VI. Mandatory Prepayment. If the Maker closes a financing or financings in the aggregate amount of at least US $2,500,000.00 through public or private sale of its debt or equity securities on or before June 1, 2000, the Maker will repay any unpaid principal and interest of this Note within five (5) business days of such closing. With respect to any such debt closings, the said US $2,500,000.00 amount shall not apply to the refinancing of any currently existing lines of credit or commercial credit facilities maintained by the Maker, except to the extent that the principal amount of any such lines of credit or commercial credit facilities are increased as a result of such closings.

     VII. Optional Prepayments. Until 5:00 p.m., New York Time, on June 1, 2000, the Maker shall have the right on two (2) days' prior written notice to the Payee, to prepay this Note in whole or in part without premium or penalty together with all accrued interest thereon.

     VIII. Optional Conversion. If, at 5:00 p.m., New York Time, on June 1, 2000, there remains unpaid principal on this Note, the Payee shall have the option ("Conversion Option"), exercisable at any time thereafter but not later than September 1, 2002, to convert such unpaid principal into 1,333,333 shares of the common stock of the Maker (such amount of common stock of Maker is hereinafter referred to as "Conversion Shares"). The Conversion Option shall be exercised by the completion by the Payee of the conversion notice annexed hereto as Exhibit "A", which shall be delivered by certified mail, return receipt requested, or overnight delivery service such as Federal Express, to the office of the Maker as herein above set forth. Any notice under this paragraph VIII will be deemed made when received by the Maker.

     IX. Registration Rights. The Maker shall, at its own expense, no later than thirty (30) days after written demand by Payee, made at any time prior to September 1, 2002, file such registration statement and/or make such disclosures under the Securities Act as may be required with respect to registration of the Conversion Shares, including, without limitation, Payee's option to convert the unpaid principal of the Note into the Conversion Shares, provided however, the Maker shall not be required to file any such registration statement prior to June 1, 2000. In the event of such demand by Payee, Maker shall further use reasonable efforts to cause any such registration statement to become effective as soon as possible after the demand thereof, and in any event to have such registration statement effective no later than ninety (90) days from the date of such demand.

     X. Investment Purpose. The Payee represents and warrants to the Maker that it:

          (i) is purchasing this Note (and will accede to any Conversion Shares) for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered under the Securities Act of 1933;

          (ii) is an  "accredited  investor" as that term is defined in Rule 501
(a) of Regulation D;

          (iii) has sufficient experience in evaluating companies similar to Maker to




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enable Payee to evaluate the merits and risks of Payee's investment in Maker and has the capacity to protect Payee's own interests and to bear the economic risk of holding the Conversion Shares or losing Payee's entire investment;

          (iv) has had an opportunity to discuss Maker's business, management and financial affairs with Maker's management and Payee acknowledges that Maker has fully provided Payee and Payee's counsel with (x) all material information which Payee has requested for deciding whether to acquire the Conversion Shares and (y) all material information which Payee believes is reasonably necessary to make Payee's investment decision;

          (v) had access to such additional information, if any, concerning Maker as Payee considered necessary in connection with an investment in Maker, and has been advised to seek business, tax and legal counsel in such regard;

          (vi) acknowledges that neither Maker nor any representative of Maker has made any representation or warranty concerning the condition or prospects of Maker or the Conversion Shares;

          (vii) acknowledges the Note and Conversion Shares, upon conversion, have not been registered under the Securities Act, and are being issues in reliance upon an exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act and similar exemptions from registration under the laws of the State of New York; and

          (viii) is aware that there may be material, legal and tax consequences under United States federal, state or local tax law to the Payee for the acquisition, ownership and disposition of the Convertible Shares, and Maker gives no opinion and makes no representation with respect to such consequences. The Payee acknowledges that it has consulted its own legal and tax advisors about the foregoing matters.

     XI. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York.

     XII. No Waiver. No course of dealings between the Maker and the Payee or any delay on the part of the Payee in exercising any rights hereunder shall operate as a waiver of any rights of the Payee, except to the extent expressly waived in writing by the Payee.

     XIII. Loss, Theft, Destruction or Mutilation of Note. Upon receipt by the Maker of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, and, in case of loss, theft, destruction, upon receipt of indemnity or security reasonably satisfactory to the Maker or, in the case of mutilation, upon surrendering of this Note for cancellation, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, the Maker will make and deliver a new note of like tenor in lieu of this Note.

     XIV. Legal Holidays. In any case where the date of maturity of the principal of this Note or the date fixed for payment or prepayment of this Note shall be, at any place of payment, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by




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law or regulation to close,  then payment of principal  need not be made on such date at such place but may be made on the next succeeding day that is not at such place of payment a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close, with the same force and effect as if made on the date of maturity or the date fixed for payment or prepayment.

     XV. Waiver of Presentment, etc. The Maker hereby waives presentment, demand for payment, notice of dishonor, notice of protest and protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note, except as herein set forth.

     XVI. Headings. The headings of the paragraphs and subparagraphs of this Note are for convenience only and shall not be deemed to constitute a part hereof.

     XVII. Assignment. The Payee may pledge, assign or otherwise transfer this Note, in whole or in part, at any time, subject to the written consent of the Maker, which shall not be unreasonably withheld or delayed. The Maker may not assign this Note without the prior written consent of the Payee. The obligations of this Note shall bind the respective successors and assigns of the Maker and the Payee.

     XVIII. Concerning this Note and Conversion Shares. This Note and the Conversion Shares may not be sold or transferred unless (i) they first shall have been registered under the Securities Act and applicable state securities laws, as and to the extent required; or (ii) the Maker has been furnished with an opinion of legal counsel to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

          Any  Conversion  Shares  not  subject  to  an  effective  registration
statement   issued  upon  conversion  of  this  Note  shall  bear  a  legend  in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE MAKER THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH STATE SECURITIES LAWS.

     Upon the request of a holder of certificates representing Conversion Shares, the Maker shall remove the foregoing legend from the certificate or issue a new certificate to such holder free of any transfer legend if (i) with such request, the Maker shall have received either (A) an opinion of counsel, reasonably satisfactory to the Maker in form, substance and scope, to the effect that the legend may be removed from such certificate, or (B) satisfactory representations from the holder that such holder is eligible immediately to sell all of the Conversion Shares pursuant to Rule 144 (or a successor rule) or (ii) a registration statement under the Securities Act




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


covering such securities is in effect. Nothing in this Note shall affect in any way the Payee's obligations to comply with applicable securities laws upon any resale of this Note or the Conversion Shares.

     XIX. Effect of Stock Changes. If, at any time or from time to time Maker, by stock dividend, stock split, subdivision, reverse split, consolidation, reclassification of shares, or otherwise, changes as a whole its outstanding common stock into a different number or class of shares, then, immediately upon the occurrence of the change:

          (i) The class of shares into which the common stock has been changed shall replace the common stock, for the purposes of Payee's conversion rights and the terms and conditions hereof, so that Payee shall be entitled to receive, and shall receive upon exercise of the Conversion Option, shares of the class of stock into which the common stock had been changed; and

          (ii) The number of Conversion Shares obtainable by Payee upon exercise of the Conversion Option shall be proportionately adjusted to reflect such stock split.

     XX. Effect of Merger. If at any time during the term hereof, another corporation merges into Maker, the Payee shall be entitled, immediately after the merger becomes effective and upon exercise of the Conversion Option, to obtain the same number of shares of common stock of the Maker (or shares into which the common stock has been changed as provided in paragraph XIX hereof covering changes) that Payee was entitled upon the exercise hereof to obtain immediately before the merger became effective. Maker shall take any and all steps necessary in connection with the merger to assure that sufficient shares of common stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including the conversion rights hereunder, are available so that these convertible notes, convertible securities, options etc., including, without limitation, the within Conversion Option, may be exercised.

     XXI. Default. If any of the following occur ("Event of Default"), the entire unpaid principal of this Note together with interest calculated at the default rate of interest, as hereinafter provided, from the date hereof, shall be immediately due and payable. Any notice of default hereinafter provided for shall be made in writing delivered by certified mail, return receipt requested, or overnight delivery service such as Federal Express, to the office of the Maker as herein above set forth. Any such notice shall be made when received by the Maker.

          (i) Default in the payment of the principal and interest under this Note which continues after ten (10) days written notice.

          (ii) Default in the observance or performance of any covenant, term, provision or condition to be performed by Maker hereunder, if such default shall continue after fifteen (15) days written notice.

          (iii) Maker commences any voluntary proceeding seeking relief or protection




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under any bankruptcy,  reorganization,  arrangement, insolvency, readjustment or debt, receivership, or liquidation law or statute, of any jurisdiction, whether not or subsequently in effect, or Maker is adjudicated insolvent or bankrupt by a court of competent jurisdiction; or Maker petitions or applies for, acquiesces in, or consents to the appointment of any receiver or trustee of Maker or for all or substantially all of its property or assets; or Maker makes an assignment for the benefit of its creditors; or Maker admits in writing its inability to pay its debts as they mature; or the filing of any involuntary bankruptcy petition against Maker not dismissed within sixty (60) days after the filing thereof.

          (iv) If any of the representations of warranties of Maker made herein or in the warrant to purchase common stock ("Warrant") of even date herewith by and between Maker, company, and Payee, registered owner, shall have been incorrect when made in any material respect.

          (v) If the common stock of Maker is delisted from trading on the NASDAQ exchange, or if Maker shall have received notice of final action concerning delisting from the NASDAQ exchange and the common stock of Maker has not been relisted within ten (10) days thereafter.

          (vi) If Maker shall have failed to deliver to Payee the Conversion Shares within ten (10) business days following the exercise by Payee of the Conversion Option.

          (vii) The failure of the Maker to timely file a Registration Statement with respect to the Conversion shares after demand by Payee pursuant to paragraph IX, hereof.

          (viii) If the Registration Statement with respect to the Conversion Shares has not been declared effective ninety (90) days from the filing thereof.

          (ix) If the effectiveness of the Registration Statement with respect to the Conversion Shares, as and to the extent demanded by Payee, shall be suspended for a period of five (5) business days and the effectiveness of such Registration Statement is not reinstated within thirty (30) days thereafter.

          (x) If the Maker shall have defaulted under the Warrant, which default shall continue uncured for fifteen (15) days after written notice.

     In the event of any Event of Default, interest on the principal sum of this Note shall be eighteen (18%) percent per annum, calculated from the date hereof. In addition, in the event of an Event of Default, Payee shall be entitled to receive all reasonable costs and expenses incurred in connection therewith, including reasonable attorney fees.

     IN WITNESS WHEREOF, the Maker and Payee have duly executed this Note on the 27th day of August, 1999.





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ALPINE CAPITAL GROUP, LLC                    UBARTER.COM INC.

By: /s/                                      By: /s/ Steven White
   -----------------------------------           -------------------------------

Name:                                        Name: Steven White
   -----------------------------------           -------------------------------

Title:  President                            Title: CEO/President























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                                CONVERSION NOTICE

                                   Exhibit "A"



                                                              Date: ------------



                                Ubarter.Com Inc.
                          21400 International Boulevard
                                    Suite 207
                                Seattle, WA 98198

Dear Sir/Madam:

     The undersigned hereby elects to convert that certain convertible promissory note ("Note") dated August ,1999 in the principal amount of $1,000,000.00 by and between Ubarter.Com Inc., Maker (hereinafter the "Company"), and Alpine Capital Group, LLC, payee, into 1,333,333 shares of the common stock of the Company.

                                        Very truly yours,

                                        ALPINE CAPITAL GROUP, LLC



                                        By: ------------------------------------


                                            152 East 65th Street, Suite 400
                                            New York, NY 10021
                                            EIN:






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